Exhibit 99.1

FLUENT CFO ANNOUNCEMENT

Monday, 11/15/2021

Fluent, Inc. to Appoint Walmart Executive Sugandha Khandelwal as Chief Financial Officer

Leading Performance Marketing Company Continues to Implement Key Executive Leadership Changes as it Evolves and Executes Strategic Growth Agenda

NEW YORK, November 15, 2021 — Fluent, Inc.  (NASDAQ: FLNT), a leading data-driven performance marketing company, today announced the appointment of Sugandha Khandelwal as Chief Financial Officer effective December 6, 2021. Ms. Khandelwal will work with the company’s senior executive team, focusing on strategic finance initiatives, corporate strategy, and general financial management, reporting to Fluent’s Interim Chief Executive Officer, Don Patrick. Alex Mandel, Fluent’s Chief Financial Officer since 2018, will continue in the role until the effective date of Ms. Khandelwal’s appointment and will assist with the transition through December 31, 2021.

“Fluent is at an exciting juncture in a rapidly evolving and dynamic performance marketing industry and we are thrilled to have Sugandha join the leadership team as our Chief Financial Officer. She brings unparalleled consumer goods experience and acumen to the table, which aligns perfectly with Fluent’s strategic focus on providing consumers more long-term value while enabling our clients to meet their growth objectives,” said Don Patrick, Interim CEO. "We appreciate the contributions Alex has made over the last three years and look forward to this next phase, as we lean into the company’s strategic agenda.”

Ms. Khandelwal brings over 15 years of corporate finance experience to Fluent. Prior to joining Fluent, she served as Chief Financial Officer of the Consumables and Health & Wellness businesses at Sam's Club, a division of Walmart, a Fortune 100 company. Prior to this role, Sugandha was Head of Financial Planning, Strategy and Business Development at Walmart U.S. Merchandising organization.

In previous roles, Sugandha worked at CVS Health focused on new business ventures and strategy; and earlier in her career, as a strategy consultant at Accenture and Nielsen, serving clients in the healthcare, retail, and consumer goods industries.

“I am excited to bring my diverse strategic planning and financial leadership experience to Fluent’s business team,” said Sugandha. “Fluent is uniquely positioned to further capitalize it’s data-driven performance marketing offerings and capabilities toward a fast growth trajectory for the company, while exceeding the expectations of our partners.”

Ms. Khandelwal is a published author of several academic, research and business articles for Kellogg School of Management at Northwestern University and publications including The Wall Street Journal. She holds a B.A. Honors in Economics from the University of Delhi and an M.B.A. from the University of Mumbai.

To learn more about Fluent, visit  https://www.fluentco.com/.

About Fluent, Inc.

Fluent, Inc. (NASDAQ: FLNT) is a global data-driven performance marketing company and trusted growth partner for leading brands.

Experts in creating value for consumers, Fluent leverages its consumer database, digital media portfolio, and proprietary data science and technology to deliver outcome-based solutions for marketers.

Founded in 2010, the company is headquartered in New York City.

Forward-Looking Statements

This press release contains “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipate,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release. Readers are also advised to consider the factors under the heading “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other SEC filings. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.